Exhibit 3.a

040105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Barbara K. Cegavske Secretary of State State of Nevada	Document Number 20150250815-79
	Filing Date and Time 06/02/2015 12:51 PM
	Entity Number E0271482015-4

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: ANFIELD ACQUISITIONS INC.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: INCORP SERVICES, INC. (Name)

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity:

Street Address: ___ City: ___ Nevada Zip Code: ___

Mailing Address (if different from street address): ___ City: ___ Nevada Zip Code: ___

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 — Par value per share: $ 0.001 — Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) JACOB R SOUTHWORTH (Name)
777 W CHANDLER BLVD, #1237 (Street Address) CHANDLER (City) AZ (State) 85225 (Zip Code)

2) ___ (Name)
Street Address ___ City ___ State ___ Zip Code ___

5. Purpose: (optional; required only if Benefit Corporation status selected)
The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

JACOB R SOUTHWORTH (Name) — X JACOB R SOUTHWORTH (Incorporator Signature)
777 W CHANDLER BLVD, #1237 (Address) CHANDLER (City) AZ (State) 85225 (Zip Code)

8. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity.

X INCORP SERVICES, INC. — 6/2/2015
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 1-5-15

ARTICLES OF INCORPORATION   OF  FIELD ACQUISITTONS.,  FIRST.; Name of Colv?ration  The name of the Corporation is Ant.ield Acqt&itions, Inc. ("Corporation"). SECOND: Reeistcred Agent for Service of  Prtircess  narrie and :.›,ddress of thc Registered Agent for Service or Process is the following Commercial Agent:   1n nip Services, Inc.  2360 Corporate Circle, Suite 4W licAderson, NV 89074-7739   THIRD: Purpose st_4.1 Rusines$  The purpose of the Corporation is to engage in any lawful acr. or activity for which corporations may now ot lierearlor b  orzmized under the Nevada Revised. Statutes of the State of Nevada.  The Corporation aball have all the powers of a corporation organized under the Nevada Revised Statutes.   .FOURTH: Capitol Stock  Authorized Shares. The corporation shall !lave the. authority to s e one class of Connnon Stock.  The total number of shares of Common Stocl, the  Corporation is authorized to issue Seventy-Five uon (75,000(00) shares at 1,.00 I par value per share.   EN.ettpt as otherwise provided in accordance with those Articles of Incorporation, the Common Stock shall have unlimited voting rights, with each share being entitled to one vote ind the rights to receive the net assets: of the Corporation upon dissolution, with each share participating on a pro rata basis,   2.  Preemptive Rights: Shareholders of the Corpoiaion have no preemptive rights to acquire additional slrare: of stock or stwurities convertible into shares of stock issued by the Corporation.  3.  Cumulative ',luting: Execpt as othemise required by applicable law, there shall be no cumulative voting on any matter brought to a vote of stockholders of the Corporation.

  FIFTH: Board of Direetors   Tlhe following has been appointed director by the shareholder:  Jacob R. Southworth, 777 W. Chandler 'Blvd., No 1237, Chandler, AZ 85225  SIXTH: LWOW The liability  0-f officers and directors of the Corporation shall be eliminated or limited to the West extent permitted by the Nevada Revised Statutes.  if the Nevada Revised Statutes are amended to further eliminate or limit or authorize corporate action to iiirther eliminate or Erna the hardily of directors or officers, the liab y of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended from time to time.   SEVF,NTTI: Indemnification  Except as prohibited bi law, every director and officer of the Corporation shall he entitled as a matter of right to be indemnifie4 by the Corporation against reasunable  expense and any liability paid or Metaled 'by such person in connection with any or threatened claim, action, suit or proceeding, civil, Cf ininai, admini3.tiatiVe. u L:.,atrve or oilier, whether brought by or in the right of the Corporation or otherwise, in which he or she may be involved, as a party or otherwise, by reason of such person being or having been a director or officer of the Corporation or by reason of thc fart that such person is or was serving at the request of the Corporation as a director, officer, employee. NI or other representative of the Corporation. Such indemnification shall include L ; to have expenses incurred by such person in connection with an action paid in advance by hte Corporation prior to final digmtitiort of such action, subject to such conditions as may he prescribed by law.  EIGHTH: NIII1Te. address end signature of Incorporator declare, to the best of my knowlcd information contained herein is correct is a category C felony to knowingly oii Office of the Secretary of State.  Dated: June 2.2815   Ja•Cob R.&tahworth  L:nder penalty of pOttr,,,,,-; that the   that pursuant to NRs 239.330, it  or forged instrument for filing in the  77W. Chandler Blvd., N  . 1.237 Chandler„ 61, 85225

CORPORATE CHARTER I, BARBARA K. CEGAVSKE, the duly elected and qualified Nevada Secretary of State, do hereby certify that ANFIELD ACQUISITIONS INC., did on June 2, 2015, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada. IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on June 2, 2015. K   vA, BARBARA K. CEGAVSKE Certified By: Electronic Filing Secretary of StateCertificate Number: C20150602-2081  You may verify this certificate  online at http://www.nvsos.gov/